SCHEDULE 1

Name of Fund	Annual Fee as a Percentage of Average Daily Net Assets	Reapproval Date	Reapproval Day
BNY Mellon High Yield Beta ETF	0.11%	June 30, 2025	June 30

Revised: May 7, 2024

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